Exhibit 10.26

Building Project Construction Contract

The Employer (“Party A”): Hunan Weicheng Credit Risk Management Co., Ltd.

The Contractor (“Party B”): Hunan Yaoxiang Construction Co., Ltd.

Pursuant to the Contract Law of the People’s Republic of China, the Construction Law of the People’s Republic of China and other applicable laws, administrative regulations and rules, and in line with the principles of equality, voluntariness, fairness and good faith, the Parties enter into this Contract for joint compliance with respect to the engineering construction and other matters concerning the Xinhua Headquarters Office Building of Hunan Weicheng Credit Risk Management Co., Ltd.

I.                    Project Overview

1.                 Project name: Xinhua Headquarters Office Building of Hunan Weicheng Credit Risk Management Co., Ltd.

2.                 Building area: 16,659.48m2.

3.                 Project location: South of Baishazhou Road, Shangdu Office, Xinhua County.

4.                 Project approval no.: Xin Fa Gai Zheng [2017] No.48 (Annex 1).

5.                 Structural form: frame structure/reinforced concrete structure.

6.                 Number of floors: 12 (subject to design drawings).

7.                 Capital source: self-raised.

8.                 Project content: foundation, main structure, civil engineering, building roof, decoration engineering, basement, piling and other underground parts of the building, water, electricity, gas, valves, fire control and all other relevant building construction works (Annex 2 Schedule of Engineering Items Undertaken by Contractor).

9.                 Scope of project contracting:

All the items in architectural working drawing [No.17-15] designed by Hunan Fangyuan Architectural Design Co., Ltd. and pipelines, smoke and exhaust pipes, drainage and sewerage, septic tank, tiling, wall hydrants, material transportation, garbage collection and all other relevant construction works and ancillary items.

10.          Party A shall provide materials and conduct construction for all the items set forth in Items 8 and 9 above except for glass curtain walls, elevators, marble, doors and windows and interior decoration of the gas room; Party A shall be responsible for distributing electricity to the power distribution room, while Party B shall be responsible for distributing electricity to places other than the power distribution room where electricity is required, such as fire pool and central air conditioning, as required by Party A. All the other construction items of Weicheng Xinhua Headquarters Building shall be constructed by Party B according to the current standards of Party A and the State, based on all the contents in architectural working drawing [No.17-15] designed by Hunan Fangyuan Architectural Design Co., Ltd.

II.               Construction Period

1.                  Commencement date: November 10, 2017

2.                  Completion date: July 30, 2018

3.                  Total number of calendar days in the construction period: 260 days (including all national holidays)

III.          Quality Standards

The project quality shall strictly comply with the following national construction quality standards for construction projects:

1.                  Unified Standard for Constructional Quality Acceptance of Building Engineering (GB50300-2001);

2.                  Code for Acceptance of Construction Quality of Building Foundation (GB50202-2002);

3.                  Code for Acceptance of Construction Quality of Masonry Engineering (GB50203-2002);

4.                  Code for Acceptance of Constructional Quality of Concrete Structures (GB50204-2001);

5.                  Code for Acceptance of Construction Quality of Steel Structures (GB50205-2001);

6.                  Code for Construction Quality Acceptance of Timber Structures (GB50206-2001);

7.                  Code for Acceptance of Construction Quality of Roof (GB50208-2001);

8.                  Code for Acceptance of Construction Quality of Underground Waterproof (GB50208-2002);

9.                  Code for Acceptance of Construction Quality of Water Supply Drainage and Heating Works (GB50242-2002);

10.           Code of Acceptance for Construction Quality of Ventilation and Air Conditioning Works (GB50243-2002);

11.           Code of Acceptance of Construction Quality of Electrical Installation in Building (GB50303-2002);

12.           Code for Acceptance of Installation Quality of Lifts, Escalators and Passenger Conveyors (GB50310-2002);

13.           Code for Construction Project Management (GB/T 50326-2001).

IV.           Contract Price

1.                 The total contract price will be RMB22.29 million (in words: Twenty-two Million Two Hundred Ninety Thousand only) (including special VAT invoice, excluding the price of materials to be supplied by Party B), which is an integrated total price encompassing labor and materials, design fee, fire control, certificate and various service fees, labor cost, material cost, machinery cost, service charge, management fee, total price measure expenses, levies and charges, deposit, tax, profit and all other prices, taxes and risks.

The Parties agree that Party A will be responsible for supplying exterior wall tiles (facing tiles), while Party B will be responsible for the tiling works; the construction cost has been included in the foregoing price, so Party A is not required to pay construction cost separately; with respect to the marble, doors, windows, glass curtain walls and elevators, Party A shall provide the materials and be responsible for the construction.

2.                 Party B shall be responsible for the decoration of the indoor common areas, and the Parties agree that the total decoration cost of the indoor common areas will be RMB500,000 (in words: RMB Five Hundred Thousand only), which will be deducted from the total contract price.

3.                 In addition to the construction items agreed herein, Party B shall also be responsible for the basement, underground tank, piling and all other construction items below the aboveground building, so Party A will pay another sum of RMB2 million (in words: RMB Two Million only) to Party B on the basis of the total contract price, including the special VAT invoice.

4.                 To sum up the foregoing expenses, Party A shall pay an aggregate contract price of RMB23.79 million (in words: Twenty-three Million Seven Hundred Ninety Thousand only) to Party B, including the special VAT invoice.

5.                 Integrated unit price: according to the priced bill of quantities provided by Party B and confirmed by Party A (see Annex 3).

V.                Construction Progress

1.                  Party B shall complete piling and ground foundation engineering by November 30, 2017 and shall pay liquidated damages of RMB10,000 for each delayed day;

2.                  Party B shall finish the roof by April 31, 2018 and shall pay liquidated damages of RMB10,000 for each delayed day;

3.                  Party B shall start exterior wall decoration and interior decoration simultaneously on June 1, 2018 and shall pay liquidated damages of RMB10,000 for each delayed day;

4.                  Party B shall finish exterior wall decoration and interior decoration and exit the site by July 30, 2018 and shall pay liquidated damages of RMB10,000 for each delayed day.

Exit Standards for Party B:

(1)             Exterior wall tiles and marble are completely paved, and the interior decoration reaches Grade A Office standard (including tiles, marble laying, wall hydrants, abrasive floor, wooden railings and handrails);

(2)             Party B has coordinated with the decoration company to ensure that the dormitory corridors have been decorated;

(3)             Water, electricity and gas facilities have been constructed and decorated according to the requirements of the decoration drawings, at the expense of Party B;

(4)             All the materials have been delivered to the floor locations designated by Party A and the transportation of the materials has been confirmed by the person in charge of decoration engineering by signing relevant documents;

(5)             Party B has coordinated with the decoration company to ensure that the toilets have been installed with sinks, urinals, partitions, doors and all other relevant equipment and facilities which have met the standard and have been inspected and accepted by Party A;

(6)             Elevators have been installed and are operating normally;

(7)             Glass curtain walls, windows and doors have been completed installed;

(8)             Tiles have been laid on the grounds and surrounding walls of the fire pool and the power distribution room, and floor tiles must be abrasive tiles; the stairs of the fire pool and the power distribution room have reached the indoor stair standard;

(9)             Overall fire control acceptance has been achieved.

VI.           Terms of Payment

1.                 Payment shall be made as per progress; Party B shall complete each construction progress agreed herein and provide a detailed construction schedule and a payment request, while Party A will, upon acceptance, pay 80% of the project payment corresponding to the completed construction progress. Payment will be made when the ± 0.000 elevation is achieved, when the construction of every three floors of the main structure is completed and when the interior and exterior decoration of every four floors is completed.

2.                 Upon completion of the entire project and acceptance of it by Party A, payment will be made up to 97% of the total contract price.

3.                 The quality guarantee deposit hereunder will be 3% of the total contract price and will be paid by Party A after verification upon expiration of such quality guarantee period.

4.                 Following is the beneficiary account of Party B:

Account name:   [           ]

Account no.:                 [           ]

Account bank:      [           ]

(The foregoing account information has been confirmed by Party B; in case payment cannot be made due to any problem in the account number of Party B, Party B shall assume the liability arising therefrom; before Party A makes each payment, Party B must provide a special VAT invoice for the same amount, otherwise Party A may refuse to make such payment).

VII.      Rights and Obligations of the Parties

1.                 Rights and Obligations of Party A

(1)             Party A shall arrange for the supervisor to enter the site to provide the supervision service;

(2)             Party A shall urge the design and other entities to promptly provide Party B with design drawings and decoration drawings, and shall notify Party B in case of any change;

(3)             Party A shall make project payments on time as agreed herein;

(4)             Party A shall have the right to conduct acceptance of the project.

2.                 Rights and Obligations of Party B

(1)             Party B shall timely dispatch personnel and construction equipment and materials to the construction site according to the requirements of Party A, and complete the preparatory work for construction according to the overall construction progress requirements;

(2)             Party B shall assign several project managers, technical leaders, safety officers, quality inspectors and documenters, subject to the list of members of project department furnished by Party B;

(3)             Party B shall develop the construction organization design and construction procedure according to the content and timing requirements agreed herein and submit the foregoing to the supervisor for approval, and Party B shall be solely liable for the construction quality and safety of field operations. Party B undertakes that, Party B shall be solely liable for all the accidents arising in the process of construction, for which Party A shall assume no liability. In case losses are thus caused to Party A, Party B shall compensate for such losses;

(4)             Party B undertakes to purchase insurance for on-site construction personnel; Party B shall set aside the wages of migrant workers according to relevant national regulations, pay wages to migrant workers on time and retain the proof of wage payment signed by migrant workers, for future reference of Party A;

(5)             Party B shall carry out proper construction pursuant to relevant national regulations and include in the construction organization design an action plan for proper construction during the whole process;

(6)             Party B shall complete various works in strict accordance with the drawings and the quality requirements provided by national housing construction laws and regulations;

(7)             Party B shall unconditionally fulfill the design scheme accepted by Party A at all costs;

(8)             Party B may not lower the engineering quality or stealthily use low-value equipment, products or materials with the aim of gaining illicit benefits; during the construction period and up to the handover following acceptance, Party A shall apply the project supervision system and track the technical quality throughout the entire construction period of the project; at the same time, after the construction and handover of the entire project, Party B shall be liable for the losses resulting from any quality problem in the warranty period and the technical commitment period of equipment;

(9)             Party B shall, as required by Party A, unconditionally cooperate in the construction by other supplies to ensure the smooth progress of various works and avoid repeated construction; in case any repeated construction occurs as a result of poor cooperation and coordination, Party B shall bear the expenses arising therefrom, and the construction period shall not be postponed;

(10)      Party B shall carry out construction, achieve completion and undertake the responsibility for project quality warranty within the quality warranty period as agreed herein; Party B shall undertake perpetual quality warranty responsibility for the main part of the project according to applicable national standards and provide a warranty period of 5 years for water and electrical engineering.

VIII.                             Liability for Breach

1.                  In case Party B commits any of the foregoing breaches, it shall pay liquidated damages equal to 20% of each related cost; if Party B refuses to make correction after being notified by Party A, Party A shall have the right to cancel this Contract unilaterally without paying any construction cost for such stage, while Party B shall not raise any objection thereto;

Upon completion of the construction at each stage, if the actual construction results (including civil engineering and other project constructions) are inconsistent with the design drawings, Party B shall pay liquidated damages equal to 20% of each related cost, and must redo the relevant work as required by Party A and not proceed to the next stage of the project until the actual results come in line with the design drawings; if Party B has any objection or refuses to recognize this arrangement, Party A shall have the right to cancel this Contract unilaterally without paying any project cost.

2.                  Upon completion of each stage of the project, Party A shall timely organize the acceptance and shall make project payment within the period agreed herein in case of successful acceptance; if Party A defaults on payment of project cost payable to Party B for no good reason and fails to make timely payment within 3 business days after Party B submits a written notice, Party A shall pay Party B liquidated damages equal to five ten-thousandths (0.05%) of the total project cost payable at this stage for each delayed day.

3.                  In case of any delay in the construction period due to any reason attributable to Party A, the construction period shall be delayed subject to mutual friendly consultation; in case the project is not completed as scheduled due to any reason attributable to Party B, Party B must pay liquidated damages of RMB10,000 for each delayed day.

IX.          Documents Constituting this Contract

1.                  This Contract;

2.                  Notification of Award;

3.                  Bid Letter;

4.                  Special Terms and Conditions of Contract;

5.                  General Terms and Conditions of Contract;

6.                  Technical Standards and Requirements;

7.                  Drawings;

8.                  Tendering Documents as well as Clarifications and Modifications thereof;

9.                  Project Budget of Office Building of Xinhua Weicheng Credit Risk Management Co., Ltd.;

10.           Other contract documents.

Relevant negotiations, changes, visas and other written agreements and documents arising when the Parties are performing this Contract shall be deemed as an integral part hereof.

X.               Miscellaneous

1.                  This Contract is a lump-sum contract, and all the items set forth in the Project Budget of Office Building of Xinhua Weicheng Credit Risk Management Co., Ltd. shall be completed by Party B; if there is any uncompleted item remaining after all the suppliers of the project have completed their works, Party B shall be responsible for completing all such remaining items without no extra cost and postponement of the construction period.

2.                  Any dispute arising in the performance hereof shall be resolved by the Parties timely through friendly consultation, failing which, either Party shall bring an action before the court of competent jurisdiction in the place where Party A is located.

3.                  With respect to any matter not covered hereby, the Parties may enter into a supplementary agreement to be attached hereto as an annex, and such supplementary agreement shall have the same legal force as this Contract.

4.                  This Contract is made in sextuplicate, with three copies to be held by each of Party A and Party B, all of which shall be equally authentic; this Agreement shall be terminated automatically upon full performance.

Annexes hereto:

Annex 1: Project Approval No. - Xin Fa Gai Zheng [2017] No.48

Annex 2: Schedule of Engineering Items Undertaken by Contractor

Annex 3: Priced Bill of Quantities

The remainder of this page is intentionally left blank to serve as the signature page:

The Employer: (official seal)	The Contractor: (official seal)

/s/ Official seal of Hunan Weicheng Credit Risk Management Co., Ltd.	/s/ Official seal of Hunan Yaoxiang Construction Co., Ltd.

Address:	Address:

Legal representative:	Legal representative:

Entrusted agent:	Entrusted agent: /s/ Tiezhou Wu

Date of signing: September 14, 2017